                                                                      Exhibit 12

                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES





                                                       YEAR ENDED DECEMBER 31                       NINE MONTHS ENDED SEPTEMBER 30,
                                     -------------------------------------------------------------- -------------------------------
                                     1991         1992           1993          1994         1995         1995          1996
                                     ----         ----           ----          ----         ----         ----          ----

EARNINGS
Net Income (loss)                 $(603,189)  $(7,603,074)  $(12,281,956)  $(14,569,255)  $  354,789  $(2,224,161)  $(1,008,379)
Fixed charges deducted from
 income (loss):
 Interest expense                    17,500        15,972        160,233        737,741    1,455,087    1,248,935     4,375,814
 Amortization of debt issuance
  costs                                   -             -              -         20,952       50,285       37,714       223,373
 Implicit interest in rent           23,000       118,333        171,667        340,667      463,000      340,903       507,557
                                   --------    ----------     ----------     ----------    ---------  -----------   -----------
                                     40,500       134,305        331,900      1,099,360    1,968,372    1,627,552     5,106,744
                                   --------    ----------     ----------     ----------    ---------  -----------   -----------
   Earnings available for fixed
    charges                       $(562,689)  $(7,468,769)  $(11,950,056)  $(13,469,895)  $2,323,161  $  (596,609)  $ 4,098,365
                                  =========   ===========   ============   ============   ==========  ===========   ===========

FIXED CHARGES
 Fixed charges per above          $  40,500   $   134,305   $    331,900   $  1,099,360   $1,968,372  $ 1,627,552     5,106,744
 Capitalized interest                     -             -              -              -      482,149      205,958       336,625
                                  ---------   -----------   ------------   ------------    ---------  -----------   -----------
    Total fixed charges           $  40,500   $   134,305   $    331,900   $  1,099,360   $2,450,521  $ 1,833,510   $ 5,443,369
                                  =========   ===========   ============   ============   ==========  ===========   ===========
    Ratio of earnings to fixed
     charges                              -             -              -              -            -            -             -
                                  =========   ===========   ============   ============   ==========  ===========   ===========
    Deficiency of earnings to
     fixed charges                $(603,189)  $(7,603,074)  $(12,281,956)  $(14,569,255)  $ (127,360) $(2,430,119)  $(1,345,004)
                                  =========   ===========   ============   ============   ==========  ===========   ===========




               COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                         AFTER ADJUSTMENT FOR ISSUANCE OF THE NOTES


                                                                            NINE MONTHS
                                                     YEAR ENDED               ENDED
                                                     DECEMBER 31,          SEPTEMBER 30,
                                                         1995                  1996
                                                     ------------          -------------

EARNINGS
Net income (loss)                                    $(8,131,800)           $(3,813,919)

Fixed charges deducted from income (loss):

  Interest expense                                     9,501,676              7,037,012
  Amortization of debt issuance costs                    490,285                367,715
  Implicit interest in rent                              463,000                507,557
                                                     -----------            -----------
                                                      10,454,961              7,912,284
                                                     -----------            -----------
   Earnings available for fixed charges              $ 2,323,161            $ 4,098,365
                                                     ===========            ===========


FIXED CHARGES
  Fixed charges per above                            $10,454,961            $ 7,912,283
  Capitalized interest                                   341,810                310,845
                                                     -----------            -----------
    Total fixed charges                              $10,796,771            $ 8,223,128
                                                     ===========            ===========

    Ratio of earnings to fixed charges                         -                      -
                                                     ===========            ===========
    Deficiency of earnings to fixed charges          $(8,473,610)           $(4,124,763)
                                                     ===========            ===========

